UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

PMFG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500

Dallas, Texas 75254

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of PMFG, Inc. (the “Company”) was held on November 20, 2014 (the “Annual Meeting”) at 9:00 a.m. Central Standard Time. At the Annual Meeting, the stockholders (i) elected two directors to serve until the 2017 Annual Meeting of Stockholders; (ii) conducted an advisory vote on the compensation of the Company’s named executive officers; and (iii) ratified Grant Thornton, LLP as the Company’s independent auditor for fiscal year ending June 27, 2015.

The matters acted upon at the Annual Meeting and the voting tabulation for each matter are as follows:

Proposal No. 1: Election of Directors

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert McCashin	6,801,816	5,508,261	0	6,855,947
Howard Westerman, Jr.	7,285,388	5,024,689	0	6,855,947

Proposal No. 2: Advisory Vote on the Compensation of the Company’s Named Executive Officers

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on the Compensation of the Company’s Named Executive Officers	8,388,304	3,094,031	827,742	6,855,947

Proposal No. 3: Ratification of Grant Thornton, LLP as the Company’s Independent Auditor for the Fiscal Year Ending
June 27, 2015

	Votes For	Votes Against	Abstentions
Ratification of Grant Thornton, LLP as the Company’s independent auditor for the fiscal year ending June 27, 2015	18,010,749	374,991	780,284

The vote on Proposal No. 2 is non-binding, however the Board of Directors and Compensation Committee will consider the results of this advisory vote when making future compensation decisions for the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Executive Vice President, Chief Financial
Officer & Corporate Secretary

Date: November 25, 2013